INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of the 3rd  day of January, 2012, is by and among __________________ (“Investor”) a shareholder of T.O Entertainment, Inc., a corporation organized and existing under the laws of Japan (“TOE”), and IBI Acquisitions, Inc., a corporation organized and existing under the laws of the State of Colorado (“IBI”).  Investor and IBI are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, the Investor desires to purchase or acquire shares of common stock of IBI through a direct investment in IBI in the form of ___ shares of common stock of TOE (the “TOE Shares”), representing 100% of the shares of common stock of TOE currently owned by Investor; and

WHEREAS, the Board of Directors of IBI has approved the proposed transaction and authorized the issuance of ______ shares of common stock of IBI (the “IBI Shares”) to Investor, representing 6892.95 shares of common stock of IBI for each share of common stock of TOE invested in IBI by the Investor; and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with completion of the transactions described herein.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the Parties hereby agree as follows:

ARTICLE I

THE INVESTMENT

1.1

The Investment.  At the Closing (as hereinafter defined), Investor shall make a direct investment in IBI in the form of transfer to IBI of the TOE Shares.  In consideration for the investment in IBI of the TOE Shares by Investor, IBI shall issue the IBI Shares to Investor.  The investment transaction described herein shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law.

1.2

Closing and Effective Time.  Subject to the provisions of this Agreement, a closing (the "Closing") shall be held on (i) January 3, 2012, or (ii) such other date as the Parties hereto may agree (the "Closing Date"), at such time and place as the Parties hereto may agree. Such date shall be the date of Investment (the "Effective Time").

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1

Representations and Warranties of IBI.  IBI represents and warrants to Investor as follows:

(a)

Organization, Standing and Power.  IBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b)

Capital Structure.  As of the date of execution of this Agreement, the authorized capital stock of IBI consists of 100,000,000  shares of common stock of which 1,320,000  shares are issued and outstanding and 10,000,000 shares of preferred stock of which none are issued or outstanding. The IBI Shares to be issued pursuant to this Agreement shall be, when issued pursuant to the terms of the resolution of the Board of Directors of IBI approving such issuance, validly issued, fully paid and nonassessable and not subject to preemptive rights.

 (c)

Certificate of Incorporation, Bylaws, and Minute Books.  The copies of the Articles of Incorporation and Bylaws of IBI which IBI has made available for inspection by Investor are true, correct and complete copies thereof.

(d)

Authority.  IBI has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of IBI.  No other corporate or shareholder proceedings on the part of IBI are necessary to authorize the Investment, or the other transactions contemplated hereby.

(e)

Conflict with Other Agreements; Approvals.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of IBI or, result in any violation of agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IBI which violation would have a material adverse effect on IBI taken as a whole.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to IBI in connection with the execution and delivery of this Agreement by IBI or the consummation by IBI of the transactions contemplated hereby.

(f)

Books and Records.  IBI has made and will make available for inspection by Investor upon reasonable request all the books of IBI relating to the business of IBI. Such books of IBI have been maintained in the ordinary course of business.  All documents furnished or caused to be furnished to Investor by IBI are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g)

Compliance with Laws.  IBI is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

(h)

SEC Filings.

IBI is a reporting Company with the U.S. Securities and Exchange Commission and is current in all of its required reporting obligations.

(i)

Liabilities.  IBI has no outstanding liabilities as of the date of execution of the Agreement.

(j)

Litigation.  There is no suit, action or proceeding pending, or, to the knowledge of IBI, threatened against or affecting IBI which is reasonably likely to have a material adverse effect on IBI, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against IBI having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k)

Tax Returns.  IBI has duly filed any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted upon IBI.

(l)

Indemnification.  IBI agrees to defend, indemnify and hold harmless Investor  against any and all expenses, costs, and damages (other than costs and expenses directly incurred by Investor in the process of its due diligence investigation), including, but not limited to all expenses of defense and investigation relating thereto, of any and every nature and description, however incurred, arising out of any wrongful or negligent act or omission by IBI or any designee of IBI related to this Agreement, the transactions described herein, and any agreements or proceedings related to any of them.

2.2

Representations and Warranties of the Investor. By execution of this Agreement, Investor  represents and warrants to IBI as follows:

(a)

Shares Free and Clear.   The TOE Shares are free and clear of any liens, claims, options, charges or encumbrances of any nature.

(b)

Unqualified Right to Transfer Shares.   He or she has the unqualified right to make a direct investment in IBI through the transfer to IBI of the TOE Shares, and upon consummation of the transactions contemplated by this Agreement, IBI will acquire good and valid title to the TOE Shares free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

(c)

Agreement and Transaction Duly Authorized.  He or she is authorized to execute and deliver this Agreement and to consummate the investment transaction described herein.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which Investor is a party or by which Investor is bound.

(d)

Due Execution.  Investor has duly executed and delivered this Investment Agreement and it constitutes a valid and binding agreement of the Investor, enforceable against Investor in accordance with its terms.

(e)

Knowledge and Experience.   Investor has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in IBI and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(f)

No General Solicitation.  Investor is not acquiring the IBI Shares as a result of any form of general solicitation or general advertisement.

(g)

Purchase for Own Account.   Investor represents that it is acquiring the IBI Shares  for its own account, for investment, and not for distribution or resale to others.  Investor agrees that it will not sell, transfer, or otherwise dispose of the IBI Shares or any portion thereof in the United States, unless they are registered under the Act or unless an exemption from such registration is available.

ARTICLE III

COVENANTS OF IBI

3.1

Covenants of IBI.  During the period from the date of this Agreement and continuing until the Effective Time, IBI agrees (except as expressly contemplated or permitted by this Agreement, or to the extent that Investor shall otherwise consent in writing):

(a)

Ordinary Course.  IBI shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

(b)

Dividends.  IBI shall not declare or pay any dividends on or make other distributions in respect of any of its capital stock.

(c)

Governing Documents.  IBI shall not amend or propose to amend its Articles of Incorporation or Bylaws.

(d)

No Dispositions.  Except for the transfer of assets in the ordinary course of business consistent with prior practice, IBI shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets.

(e)

Indebtedness.  IBI shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice.

3.2

Other Actions.  IBI shall not take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the completion of the transactions described herein set forth in Article V not being satisfied.

ARTICLE IV

ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

4.1

Restricted IBI Shares.  The IBI Shares will not be registered under the Securities Act of 1933 (the “Securities Act”), but will be issued pursuant to applicable exemptions from such registration requirements for transactions not involving a public offering and/or for transactions which constitute “offshore transactions” as defined in Regulation S under the Securities Act.  Accordingly, the IBI Shares will constitute "restricted securities" for purposes of the Securities Act and Investor will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act or in reliance upon an available exemption therefrom.  The certificates evidencing the IBI Shares shall, upon issuance, contain a restrictive legend to the foregoing effect.

4.2

Access to Information.  Upon reasonable notice, IBI shall afford to Investor, or Investor’s   accountant, counsel or other representatives, access to its properties, books, contracts, commitments and records and all other information concerning its business, properties and personnel as Investor may reasonably request.  Unless otherwise required by law, the Investor agrees to hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Investor, and in the event of termination of this Agreement for any reason Investor shall promptly return all nonpublic documents obtained from IBI, and any copies made of such documents, to IBI.

4.3

Legal Conditions to Transactions.  IBI and Investor shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the transactions contemplated by this Agreement, and will promptly cooperate with and furnish information to each other in connection with any such requirements.  Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private third party, required to be obtained or made by either of them in connection with the transactions contemplated by this Agreement.

ARTICLE V

CONDITIONS PRECEDENT

5.1

Conditions to Each Party's Obligation To Effect the Transactions.  The respective obligations of each party to effect the transactions contemplated by this Agreement shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

5.2

Conditions to Obligations of IBI.  The obligation of IBI to effect the transactions described herein is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by IBI:

(a)

Representations and Warranties of Investor.  The representations and warranties of Investor set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and IBI shall have received a certificate signed by Investor to such effect.

(b)

Performance of Obligations of Investor.  Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)

Closing Documents.  IBI shall have received such certificates and other closing documents as counsel for IBI shall reasonably request, including, but not limited to, a Certificate of TOE, substantially in the form attached hereto as Exhibit A, executed by one or more duly authorized officers of TOE and containing representations and warranties regarding the organization, current status, capital structure, and the like, of TOE.

(d)

Additional Investment Agreements.   IBI shall have received signed Investment Agreements, substantially in the form of this Agreement, from all current shareholders of TOE.

(e)

Consents.  Investor shall have obtained, and to the extent required, TOE shall have obtained, the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

(f)

Due Diligence Review. IBI shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of TOE and shall have determined that any of the representations or warranties of TOE contained in the Certificate of TOE attached hereto as Exhibit A, are, as of the Closing Date, accurate in all material respects.

(g)

Pending Litigation.  There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of IBI, made in good faith, would make the consummation of such transactions imprudent.

(h)

GAAP Audited Financial Statements of TOE.  IBI shall have received consolidated financial statements of TOE for the years ended March 31, 2011 and 2010, prepared in accordance with US Generally Accepted Accounting Principles, audited in accordance with the standards of the Public Company Accounting Oversight Board (Unite States) (“PCAOB”) by a firm that is a member of the PCAOB, and unaudited financial statements for any subsequent interim period, which has been completed more than 45 days prior to the Closing Date.

5.3

Conditions to Obligations of Investor.  The obligation of Investor to effect the transactions described herein is subject to the satisfaction of the following conditions unless waived by Investor.

(a)

Representations and Warranties.  The representations and warranties of IBI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Investor shall have received a certificate signed on behalf of IBI to such effect.

(b)

Performance of Obligations of IBI.  IBI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Investor shall have received a certificate signed on behalf of IBI to such effect.

(c)

Closing Documents.  Investor shall have received such certificates and other closing documents as it shall reasonably request.

(d)

Consents.  IBI shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

(e)

Due Diligence Review.  Investor shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of IBI and shall have determined that none of the representations or warranties of IBI contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect and that IBI is not otherwise in violation of any of the provisions of this Agreement.

(f)

Pending Litigation.  There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Investor, made in good faith, would make the consummation of the transactions described herein imprudent.  In addition, there shall not be any other litigation or other proceeding pending or threatened against IBI the consequences of which, in the judgment of Investor, could be materially adverse to IBI.

ARTICLE VI

TERMINATION AND AMENDMENT

6.1

Termination.  This Agreement may be terminated at any time prior to the Effective Time:

(a)

by mutual written consent of IBI and Investor;

(b)

by  either  IBI or  Investor if  there has  been  a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions described herein shall have become final and non-appealable; or

(c)

by IBI if TOE has not supplied IBI with financial statements pursuant to Section 5.2(h) hereof 5 business days before Closing date.

(d)

by either IBI or Investor if the Closing shall not have been consummated before February 1, 2012.

6.2

Effect of Termination.  In the event of termination of this Agreement by either Investor or IBI as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto.  In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.3

Amendment.  This Agreement may be amended by mutual agreement of IBI and Investor, provided that in the case of IBI, any such amendment must be authorized by its Board of Directors, and to the extent required by law, approved by its shareholders.   Any such amendment must be by an instrument in writing signed on behalf of each of the Parties hereto.

6.4

Extension; Waiver.  At any time prior to the Effective Time, the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of either Party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII

GENERAL PROVISIONS

7.1

Survival of Representations, Warranties and Agreements.  All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of three years from the date of this Agreement.

7.2

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)

If to:

IBI Acquisitions, Inc.

1175 Osage Street, Suite 204

Denver, CO 80204

(b)

If to:

Investor

__________________

__________________

7.3

Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The phrase “made available” in this

Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

7.4

Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when such  counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

7.5

Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.  This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

7.6

Governing Law.  This Agreement shall be construed as having been entered into in the State of Colorado and shall be governed and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of law.  Each party hereby irrevocably submits to the jurisdiction of any Court of the state of Colorado or any federal court in the State of Colorado in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.7

No Remedy in Certain Circumstances.  Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

7.8

Publicity.  Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

7.9

Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, this Investment Agreement has been signed by the Parties set forth below as of the date first set forth above.

IBI ACQUISITIONS, INC.,

A Colorado corporation

BY: /s/ Jay Lutsky, President

INVESTOR:

____________________________________

EXHIBIT A

CERTIFICATE OF T.O ENTERTAINMENT, INC.

This Certificate is delivered to IBI Acquisitions, Inc., pursuant to and in accordance with the provisions of Section 5.2(c) of various Investment Agreements executed on or about January 3, 2012, between IBI Acquisitions, Inc., a Colorado corporation, and individual shareholders of T.O Entertainment, Inc.

Takeichi Honda in his capacity as an officer of T.O Entertainment, Inc., a corporation organized and existing under the laws of Japan (“TOE”), hereby represents and certifies on behalf of TOE that:

             1.          Organization, Standing and Power.  TOE is a corporation duly organized, validly existing and in good standing under the laws of Japan, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

2.

No Subsidiaries.  TOE does not currently have, and has never had, any subsidiaries and does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.  TOE represents and warrants that all of its business operations are conducted exclusively through it.

3.

Capital Structure.  The authorized capital stock of TOE consists of 100,000 shares of capital stock.  As of the date of this Certificate, TOE has a total of 4,596 shares of capital stock issued and outstanding.  All outstanding shares of TOE are validly issued, fully paid and nonassessable and not subject to preemptive rights or other restrictions on transfer.  All of the issued and outstanding shares of TOE were issued in compliance with all applicable securities laws.  Except as otherwise specified herein, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from TOE at any time, or upon the happening of any stated event, any shares of the capital stock of TOE.

4.

Certificate of Incorporation, Bylaws and Minute Books.  The copies of the Articles of Incorporation and of the other corporate documents of TOE which have been delivered to IBI are true, correct and complete copies thereof.  The minute books of TOE which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of TOE since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

5.

No Conflict with Agreements; Approvals.  The execution and delivery of the form of Investment Agreement to which this Certificate is attached as Exhibit A, by Investors who are currently shareholders of TOE, and the consummation of the transactions described in such Investment Agreement, does not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of TOE or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TOE or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to TOE in connection with the execution and delivery of this Agreement by Investors who are currently shareholders of TOE,  or the consummation by such Investors of the transactions contemplated in such Investment Agreement.

6.

Financial Statements.

(a)

On or before the date of Closing under any Investment Agreement to which this Certificate is attached as Exhibit A, TOE shall have delivered to IBI consolidated audited financial statements for the fiscal years ended March 31, 2011 and 2010, audited in accordance with US GAAP, and unaudited financial statements for any subsequent interim quarterly period, which has been completed more than 45 days prior to the Closing Date.  These financial statements of TOE present fairly the financial position of TOE as of the dates and for the periods indicated.

(b)

   Since the date of the most recent financial statements described in subparagraph (a) above:

(i)

TOE has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than in the ordinary course of business;

(ii)

TOE has not entered into any material agreement, contract, commitment, lease or license;

(iii)

TOE has not accelerated, terminated, modified or canceled any material agreement, contract, lease or license to which it is a party or by which it or its assets are bound;

(iv)

TOE has not made any material capital expenditures or capital investments;

(v)

TOE has not declared or paid any dividends or made any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock;

(vi)

TOE has not issued any notes, bonds or other debt securities, or created, incurred, assumed or guaranteed any material liabilities, obligations or indebtedness for borrowed money or capitalized lease obligation;

(vii)

TOE has not made any loans to, or entered into any other transactions with, any of its directors, officers, or employees; and

(viii)

TOE has not committed to do any of the foregoing.

7.

Books and Records.  TOE has made and will make available for inspection by IBI upon reasonable request all the books of account, relating to the business of TOE.  Such books of account of TOE have been maintained in the ordinary course of business.  All documents furnished or caused to be furnished to IBI by TOE are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

8.

Compliance with Laws.  TOE is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

9.

Liabilities and Obligations; No Default.  TOE has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the TOE’s financial statements which are to be delivered to IBI pursuant to subparagraph 6(a) above, and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice.   TOE is not currently in breach of, or in default under, any contract, agreement, arrangement, commitment or plan to which it is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time, or otherwise, would constitute or result in such a breach or default by TOE.

10.

Litigation.  There is no suit, action or proceeding pending, or, to the knowledge of TOE threatened against or affecting TOE, which is reasonably likely to have a material adverse effect on TOE, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against TOE having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

11.

Taxes.  TOE has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all jurisdictions where such filing is required by law; and TOE has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. TOE knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

12.

Licenses, Permits; Intellectual Property.  TOE owns or possesses in the operation of its business all rights, permits, certificates, licenses, approvals and authorizations which are reasonably necessary for it to conduct its business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated.  TOE has not received any written or oral notice or claim pertaining to its failure to obtain any material permit, certificate, license, approval or authorization required by any governmental agency, regulatory body or other party, which failure to obtain would materially and adversely affect its business.  Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

13.

Affiliate Transactions.  No officer, director, employee or other affiliate of TOE (or any of the relatives or affiliates of any of the aforementioned persons) is a party to any agreement, contract, commitment or transaction with TOE or affecting the business and operations of TOE, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the business and operations of TOE, which will subject TOE to any liability or obligation from and after the Closing Date under the various Investment Agreements to which this Certificate is attached as Exhibit A.

14.

Representations and Warranties.  The representations and warranties of TOE  contained herein are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading, under the circumstance under which they were made.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 3rd  day of January, 2012.

Signature:

 /s/ Takeichi Honda

Title:

Chief Executive Officer